EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Endologix, Inc.:
We consent to the incorporation by reference in the registration statements (Nos.  333-168465, 333-160317, 333-152774, 333-136370, 333-122491, 333-114465, 333-52482, 333-72531, 333-59305, 333-42161, and 333-07959) on Form S-8, and (Nos.  333-181762, 333-171639, 333-159078, 333-133598, 333-107286, 333-35343, 333-33997, 333-71053, 333-52474, 333-90960, 333-126710, and 333-114140) on Form S-3 of Endologix, Inc. of our reports dated March 14, 2013, with respect to the consolidated balance sheet of Endologix, Inc. and subsidiaries as of December 31, 2012, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year ended December 31, 2012, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10‑K of Endologix, Inc.

/s/ KPMG LLP

March 14, 2013
Irvine, California